Exhibit 99.1

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including additional amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Blue Owl Technology Finance Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Mubadala Investment Company PJSC

August 14, 2025
Date
/s/ Matthew Ryan

Signature
Authorized Signatory

Name/Title

Mamoura Diversified Global Holding PJSC

August 14, 2025
Date
/s/ Matthew Ryan

Signature
Authorized Signatory

Name/Title

MIC Capital Management 85 RSC Ltd.

August 14, 2025
Date
/s/ Matthew Ryan

Signature
Authorized Signatory

Name/Title
MIC Capital Management 93 RSC Ltd.

August 14, 2025
Date
/s/ Matthew Ryan

Signature
Authorized Signatory

Name/Title

Fifteenth Investment Company LLC

August 14, 2025
Date
/s/ Matthew Ryan

Signature
Matthew Ryan/Authorized Signatory

Name/Title